Exhibit 99.1

RedHawk Holdings Corp. (SNDD)

Abbreviated Investor Update – May 9, 2022

This abbreviated Investor Update is being provided to communicate updates to our forecasted annual guidance for total segment revenues.

Segment revenue forecasts are estimates only. Actual amounts reported may differ and are dependent on our normal annual year-end closing process.

References in this update to “Company,” “we,” “us,” and “our” refer to the Registrant and its subsidiaries, unless otherwise specified.

Forward-Looking Information

This Investor Update contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements relate to expectations, beliefs, projections, forecasts, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks listed below and described in “Part I, Item 1A. Risk Factors” listed in our latest Form 10-K, that may cause our or our industries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this Investor Update, whether as a result of any new information, future events or otherwise. These factors include the risks listed below and those listed below under “Risk Factors” and in the “Risk Factors” section of our latest Annual Report on Form 10-K.

Revenue Recognition Guidance

Sales of pharmaceuticals and medical devices are recognized generally at the point in time when delivery occurs and title transfers to the buyer. Revenues from buyer mandate services are recognized at the point the services are rendered by the Registrant.

A wholly-owned subsidiary of the Registrant has distributorship and sales representative agreements in place with third parties who sometimes do not take ownership of products. Any costs incurred related to these agreements are considered to be sales and marketing expenses.

On March 18, 2020, a wholly-owned subsidiary of the Registrant, entered into a one-year Distribution Agreement (“2020 Agreement”) with a distributor (“2020 Distributor”), which required the 2020 Distributor to order and purchase a minimum number of the Registrant’s needle incineration devices (“SANDD™”) in each quarter of the 2020 Agreement. On March 11, 2020 the World Health Organization characterized the spread of COVID-19 as a “pandemic.” The significant reach of COVID-19 resulted in a widespread public health issue that affected economies worldwide, and adversely affected the Registrant’s business including a decrease in demand for the Registrant’s SANDD™ medical devices as schools closed and hospitals, clinics and physicians curtailed normal operations during the term of the 2020 Agreement. During the first quarter of the 2020 Agreement, the Distributor requested, and the Registrant agreed to, force majeure relief to (i) extend the start date of the twelve month 2020 Agreement until June 30, 2020 and (ii) revise the minimum order commitments to be a twelve month commitment rather than a quarterly commitment. Accordingly, during the 4th quarter of the fiscal year ended June 30, 2020, the Registrant recorded revenues, and related cost of sales, for the 2020 Distributor’s annual commitment to purchase a minimum number of SANDD™ medical devices.

On July 28, 2021, a wholly-owned subsidiary of the Registrant entered into a five-year distribution agreement (“2021 Agreement”) with a Texas-based medical device distributor (“2021 Distributor”), for the exclusive global distribution of the Registrant’s line of SANDD™ medical devices. The 2021 Agreement requires the 2021 Distributor to order and purchase a minimum number of the Registrant’s SANDD™ devices in each quarter over the term of the 2021 Agreement. The Registrant records revenues, and related cost of sales, for the 2021 Distributor’s contractual commitment to purchase a minimum number of SANDD™ medical devices in each quarter of the 2021 Agreement.

A wholly-owned subsidiary of the Registrant earned rental income from two (2) real estate operating leases which were recognized over the rental period as the tenant occupied the space and paid the rental amount. Rents were paid at the beginning of the month covered by the lease. In June 2021, the Registrant sold its Youngsville, Louisiana property. In March 2022, the Registrant sold its Jefferson Street property located in Lafayette, Louisiana.

Disaggregation of Revenue

For the fiscal year ending June 30, 2022 and the fiscal years ended June 30, 2021 and 2020, a summary of our gross revenues under contract on a disaggregated basis is as follows:

	Year Ending	Year Ended
	June 30,	June 30,
	2022	2021	2020
	(Forecast)	(Unaudited)	(Audited)

Revenues under contract from the sale of medical devices	$952,278,057	$3,128,992	$1,221,565
Rental revenue from operating lease payments	31,617	61,274	56,302
	$952,309,674	$3,190,266	$1,277,867

For the fiscal year ending June 30, 2022 and the fiscal years ended June 30, 2021 and 2020, a summary of our net revenues under contract on a disaggregated basis is as follows:

	Year Ending	Year Ended
	June 30,	June 30,
	2022	2021	2020
	(Forecast)	(Unaudited)	(Audited)

Revenues under contract from the sale of medical devices	$951,478,614	$1,931,678	$1,077,890
Rental revenue from operating lease payments	31,617	61,274	56,302
	$951,519,231	$1,992,952	$1,134,192

Net Income (Loss) from Operations

At this time, the Registrant is unable to accurately forecast its Net Income (Loss) from Operations for the year ending June 30, 2022 due to uncertainties including, but not limited to, the year-end closing process, accruals, final inventory costs, sales commissions, distributor discounts, product shipping, and the ultimate realization of asset valuations including, but not limited to, inventories, accounts receivable, real estate limited partnerships and intangible assets.